Contacts:	Shannon Lapierre	Maureen May
	Public Relations	Investor Relations
	(631) 342-3839	(631) 342-6193
	shannon.lapierre@ca.com	maureen.may@ca.com

COMPUTER ASSOCIATES UPDATES GUIDANCE
FOR SECOND QUARTER OF FY2005

ISLANDIA, N.Y., October 6, 2004 – Computer Associates International, Inc. (NYSE:CA) today updated guidance for its second quarter of FY2005 ended September 30, 2004.

CA Chief Operating Officer Jeff Clarke said on a conference call that based on CA’s preliminary financials, the Company expects:

•	To meet or exceed its Q2 FY2005 guidance for revenue which is between $830 million and $850 million;

•	A GAAP loss of approximately $0.23 per share; and

•	To meet or exceed current consensus operating earnings of $0.16 per share. CA guidance was between $0.15 and $0.17 per share.

The GAAP loss per share reflects charges taken in connection with the establishment of a Restitution Fund as part of the agreement settling the Department of Justice and Securities and Exchange Commission investigations and a previously announced restructuring action.

Non-GAAP Financial Measures

This press release includes financial measures for per share earnings/loss amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP “operating” earnings per share excludes non-cash amortization of acquired technology and other intangibles, class-action and investigation charges, the restructuring charge and the applicable tax effects of these items. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these charges, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results, to competitors’ operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure, which is attached to this press release.

About CA

Computer Associates International, Inc. (NYSE:CA), the world’s largest management software company, delivers software and services across operations, security, storage, life cycle and service management to optimize the performance, reliability and efficiency of enterprise IT environments. Founded in 1976, CA is headquartered in Islandia, N.Y. and operates in more than 100 countries. For more information, please visit http://ca.com.

Certain statements in this press release may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risks associated with Computer Associates’ deferred prosecution agreement with the United States Attorney’s Office for the Eastern District of New York, including that Computer Associates could be charged with criminal offenses if the Computer Associates violates this agreement; civil litigation arising out of the matters that are the subject of the Department of Justice and the Securities and Exchange Commission (“SEC”) investigations, including shareholder derivative litigation; Computer Associates is subject to intense competition; risks associated with the recent loss and ongoing replacement of key personnel; our products must remain compatible with, and our product development is dependent upon access to, changing operating environments; we have a significant amount of debt; our credit ratings have been downgraded and could be downgraded further; customers are still adapting to our Business Model; the failure to protect our intellectual property rights may weaken our competitive position; we may become dependent upon large transactions; customer decisions are influenced by general economic conditions; third parties may claim that our products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses; acts of war and terrorism may adversely affect our business; the volatility of the international marketplace; and the other factors discussed in “Risk Factors” in the Computer Associates’ Annual Report or Form 10-K for the most recently ended fiscal year and Computer Associate’s other filings with the SEC, which are available at http://www.sec.gov. Computer Associates assumes no obligation to update the information in this release, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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© 2004 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of Projected GAAP Results from Continuing Operations to Operating Results
(in millions, except per share data)
(unaudited)

	Three Months Ending
	September 30, 2004
Projected revenue range	$830	to	$850

Projected GAAP LPS range	($0.24)	to	($0.22)

	Three Months Ending
	September 30, 2004
Non GAAP adjustments:
Projected per share impact of acquisition amortization, investigation settlement and restructuring charge, net of taxes and impact from convertible senior notes	$0.39		$0.39

Projected diluted operating EPS range	$0.15	to	$0.17